                                                                      Exhibit 24

                          SPECIAL POWER OF ATTORNEY

     THIS SPECIAL POWER OF ATTORNEY (this "POA") is executed by James G. Goetz
("Goetz") as of January 17, 2017.

     1.     Goetz hereby appoints each of Chris Cooper, Marie Klemchuk and Jung
Yeon Son (each acting independently and without any requirement of joint action)
as Goetz's attorney-in-fact to execute and deliver, in Goetz's name and on his behalf, any form, instrument, agreement or other document reasonably expected to be delivered to, or filed with, the U.S. Securities and Exchange Commission, but only to the extent that, in each case, Goetz has confirmed his approval of such form, instrument, agreement or other document in writing.

     2.     This POA shall expire upon the one-year anniversary of the date hereof, and shall be revocable on a prospective basis, in whole or in part, upon notice by Goetz to the applicable attorney(ies)-in-fact.

     Executed by Goetz as of the date first above written:

      /s/ James G. Goetz
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      James G. Goetz